Exhibit 99.2
STRICTLY PRIVATE AND CONFIDENTIAL Q4 2022 Results Presentation January 25, 2023 HBT Financial, Inc.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this presentation contains, and future oral and written statements of HBT Financial, Inc. (the "Company" or "HBT") and its management may contain, "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or "should," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this presentation, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (i) the strength of the local, state, national and international economies (including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or other threats thereof, or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB or the PCAOB; (iv) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (v) changes in interest rates and prepayment rates of the Company's assets (including the impact of LIBOR phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) the risk that a condition to closing of the pending Town and Country Financial Corporation ("Town and Country") transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the pending transaction might be delayed or not occur at all; (xiv) potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; (xv) the diversion of management time on transaction-related issues; (xvi) the ultimate timing, outcome and results of integrating the operations of Town and Country into those of HBT; (xvii) the effects of the merger on HBT's future financial condition, results of operations, strategy and plans; and (xviii) the ability of the Company to manage the risks associated with the foregoing. Readers should note that the forward-looking statements included in this presentation are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission (the "SEC").

Non-GAAP Financial Measures

This presentation includes certain non-GAAP financial measures. While the Company believes these are useful measures for investors, they are not presented in accordance with GAAP. You should not consider non-GAAP measures in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Because not all companies use identical calculations, the presentation herein of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Tax equivalent adjustments assume a federal tax rate of 21% and state tax rate of 9.5%. For a reconciliation of the non-GAAP measures we use to the most closely comparable GAAP measures, see the Appendix to this presentation.

HBT Financial

1

Important Information and Where to Find It In connection with the proposed transaction, HBT and Town and Country filed a Registration Statement on Form S - 4 of HBT that inc ludes a proxy statement of Town and Country and a prospectus of HBT that has been distributed to the stockholders of Town and Country. This document is not a substitute for the proxy statem ent /prospectus or the Registration Statement or for any other document that HBT or Town and Country may file with the SEC and/or send to Town and Country’s stockholders in connection with the prop ose d transaction. TOWN AND COUNTRY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED BY HBT OR TOW N AND COUNTRY OR DISTRIBUTED TO TOWN AND COUNTRY STOCKHOLDERS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT HBT, TOWN AND COUNTRY AND TH E P ROPOSED TRANSACTION. Investors can obtain free copies of the Registration Statement and proxy statement/prospectus, as each may be amended from ti me to time, and other relevant documents filed by HBT and Town and Country with the SEC through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by HBT are available free of charge from HBT’s website at https://ir.hbtfinancial.com or by contacting HBT’s Investor Relations Department at HBTIR@hbtbank.com. No Offer or Solicitation T his document does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities with re spect to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. 2

Q4 2022 Highlights M&A continues to enhance value of HBT franchise ◼ Pending merger with Town and Country Financial Corporation (expected to close on February 1, 2023) ➢ Expands HBT’s Illinois footprint while adding exposure to St. Louis MSA ➢ Adds high performing, highly compatible commercial banking franchise with low - cost deposit base Continued growth in earnings and returns ◼ Net income of $17.2 million, or $0.59 per diluted share; return on average assets (ROAA) of 1.60% and return on average tangible common equity (ROATCE) 1 of 20.17%; all up from the prior quarter and prior year’s same quarter ◼ Adjusted net income 1 of $17.9 million, or $0.62 per diluted share; adjusted ROAA 1 of 1.67% and adjusted ROATCE 1 of 21.05% Increased Operational Performance and Asset Quality ◼ Solid quarter for loan growth resulting from strong contributions across most of our geographic markets ◼ Asset sensitive balance sheet resulted in 45 basis point increase in net interest margin with 12 basis points of this increase provided through nonaccrual interest recoveries ◼ Cost of funds increased 11 basis points, to 0.28%, and total cost of deposits increased 3 basis points, to 0.09%, while average yield on earning assets increased by 56 basis points, to 4.37% ◼ Nonperforming assets to total assets of 0.12% and net recoveries to average loans of (0.14)%; both improvements from the prior quarter and prior year’s same quarter 1 See "Non - GAAP reconciliations" in the Appendix for reconciliation of non - GAAP financial measures to their most closely comparabl e GAAP financial measures 3

Company Snapshot

Overview

- ✓ Company incorporated in 1982 from base of family-owned banks and completed its IPO in October 2019
- ✓ Headquartered in Bloomington, IL, with operations in Central Illinois, the Chicago MSA, and Eastern Iowa
- ✓ Leading market position in majority of our core mid-sized markets in Central Illinois[1]
- ✓ Strong deposit franchise with 9bps cost of deposits, 99% core deposits[2]
- ✓ Conservative credit culture, with net recoveries to average loans of 8bps for the year ended December 31, 2022 and 1bp for the year ended December 31, 2021
- ✓ High profitability sustained through cycles

Loan composition


Municipal, consumer & other 8%
C&I 10%
Commercial
CRE–Owner occupied 8%
Agricultural & farmland 9%
CRE–Non-owner occupied 27%
C&D 14%
Multi-family 11%
1-4 Family residential 13%
Commercial Real Estate

Deposit composition


Time 7%
Noninterest-bearing demand 28%
Interest-bearing demand 32%
Money Market 15%
Savings 18%

Financial highlights ($mm)

	As of or for the year ended	2019	2020	2021	2022
Balance sheet	Total assets	$3,245	$3,667	$4,314	$4,278
	Total loans	2,164	2,247	2,500	2,620
	Total deposits	2,777	3,131	3,738	3,587
	Core deposits (%)[2]	98.4%	99.1%	98.3%	99.2%
	Loans-to-deposits	77.9%	71.8%	66.9%	73.0%
	CET1 (%)	12.2%	13.1%	13.4%	13.2%
	TCE / TA[2]	9.5%	9.3%	8.9%	8.2%
Key performance indicators	Adjusted ROAA[2]	1.78%	1.15%	1.43%	1.40%
	Adjusted ROATCE[2]	18.3%	12.3%	16.1%	17.0%
	NIM (FTE)[2]	4.38%	3.60%	3.23%	3.60%
	Yield on loans	5.51%	4.69%	4.68%	4.91%
	Cost of deposits	0.29%	0.14%	0.07%	0.07%
	Cost of funds	0.35%	0.21%	0.16%	0.19%
	Efficiency ratio (FTE)[2]	53.1%	58.9%	55.8%	53.9%
Credit	NCOs / loans	0.07%	0.04%	(0.01)%	(0.08)%
	ALLL / loans	1.03%	1.42%	0.96%	0.97%
	NPLs / gross loans	0.88%	0.44%	0.11%	0.08%
	NPAs / loans + OREO	1.11%	0.63%	0.24%	0.20%

Note: Financial data as of and for the three months ended December 31, 2022 unless otherwise indicated; [1] Core mid-sized markets in Central Illinois defined as Illinois markets outside of the Chicago metropolitan statistical area; leading deposit share defined as top three deposit share rank; [2] Non-GAAP financial measure. See "Non-GAAP Reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

4

HBT Financial

Earnings Overview 5 ($mm) 4Q22 Interest and dividend income $44,948 Interest expense 2,765 Net interest income 42,183 Provision for loan losses (653) Net interest income after provision for loan losses 42,836 Noninterest income 7,889 Noninterest expense 27,510 Income before income tax expense 23,215 Income tax expense 6,058 Net income $17,157 ◼ Net interest income benefited from higher yields on interest earning assets while the cost of deposits only increased 3 basis points to 0.09% and the cost of funds only increased 11 basis points to 0.28% ◼ Loan interest income also benefited from higher nonaccrual interest recoveries which totaled $1.3 million during the fourth quarter of 2022 and $0.1 million during the third quarter of 2022 ◼ Net interest margin expanded 45 basis points to 4.10%, or an expansion of 33 basis points excluding nonaccrual interest recoveries ◼ Negative provision for loan losses primarily due to net recoveries of $0.9 million, partially offset by reserve build due to loan growth ◼ Noninterest income decreased slightly, primarily attributable to changes in the mortgage servicing rights fair value adjustment, partially offset by increased wealth management revenue ◼ Noninterest expense increased primarily due to a $2.6 million accrual related to pending legal matters and increased salaries and benefits expenses. Highlights Relative to Previous Quarter 4Q22 NIM Analysis* * Annualized measures; 1 Reflects contribution of loan interest income to net interest margin, excluding PPP loan fees and nonaccrual interest recover ie s 1

◼ Fourth quarter 2022 net interest margin increased 45 basis points from the prior quarter, primarily due to higher yields on earning assets and relatively stable deposit costs ◼ 41% of the loan portfolio matures or reprices within the next 12 months ◼ Loan mix is 64% fixed rate and 36% variable rate, and 79% of variable rate loans have floors Net Interest Margin Annual Quarterly 6 * Annualized measure; 1 Tax - equivalent basis metric; see "Non - GAAP reconciliations" in the Appendix for reconciliation of non - GAAP financial measures to their most closely comparabl e GAAP financial measures. 2bps 6bps 1bp 3bps 1 bp 15 bps 7bps 6 bps 13bps 7bps 2bps 3bps 24bps 9 bps N/A N/A 2bps 4bps 2bps 0bps 3.17% 3.08% 3.34% 3.65% 4.10% 3.22% 3.13% 3.39% 3.72% 4.17% 4Q21 1Q22 2Q22 3Q22 4Q22 4.16% 4.31% 3.54% 3.18% 3.54% 4.25% 4.38% 3.60% 3.23% 3.60% 2018 2019 2020 2021 2022 FTE NIM* 1 GAAP NIM* Accretion of acquired loan discounts contribution to NIM* PPP loan fees contribution to NIM* FTE NIM 1 GAAP NIM Accretion of acquired loan discounts contribution to NIM PPP loan fees contribution to NIM 35.2% 5.9% 18.7% 22.9% 17.3% <3m 3m- 12m 12m- 3y 3y- 5y 5y+ Percentage of Loans Maturing or Repricing Fixed Variable

Loan Portfolio Overview: Commercial and Commercial Real Estate ◼ $1.36 billion portfolio as of December 31, 2022 ➢ $713 million in non - owner occupied CRE primarily supported by rental cash flow of the underlying properties ➢ $288 million in multi - family loans secured by 5+ unit apartment buildings ➢ $361 million in construction and land development loans primarily to developers to sell upon completion or for long - term investment ◼ Vast majority of loans originated to experienced real estate developers within our markets 1 ◼ Guarantees required on majority of loans originated Multi - Family 31% Warehouse/ Manufacturing 13% Retail 11% Office 10% Senior Living Facilities 7% Hotels 6% Land and Lots 6% 1 - 4 Family Construction 4% Auto Repair & Dealers 3% Medical 2% Other 7% Commercial Real Estate Portfolio 7 Commercial Loan Portfolio ◼ $267 million C&I loans outstanding as of December 31, 2022 ➢ For working capital, asset acquisition, and other business purposes ➢ Underwritten primarily based on borrower’s cash flow and majority further supported by collateral and personal guarantees; loans based primarily in - market 1 ◼ $219 million owner - occupied CRE outstanding as of December 31, 2022 ➢ Primarily underwritten based on cash flow of the business occupying the property and supported by personal guarantees; loans based primarily in - market Auto Repair & Dealers 13% Health Care and Social Assistance 11% Construction 8% Real Estate and Rental and Leasing 8% Retail Trade - Other 7% Wholesale Trade 7% Manufacturing 7% Grain Elevators 6% Restaurants and Bars 6% Arts, Entertainment, and Recreation 4% Professional, Scientific, and Technical Services 3% Finance and Insurance 2% Other 18% 1 Market area defined as within 60 miles of a branch.

Loan Portfolio Overview: Selected Portfolios Agriculture and Farmland ◼ $238 million portfolio as of December 31, 2022 ◼ Significant increase in corn and soybean prices since 2020 improved borrower profitability and should reduce portfolio credit risk ◼ Federal crop insurance programs mitigate production risks ◼ No customer accounts for more than 4% of the agriculture portfolio ◼ Weighted average LTV on Farmland loans is 54.4% ◼ 1.9% is rated substandard as of December 31, 2022 ◼ Approximately 75% of agricultural borrowers have been with the Company for at least 10 years, and over half for more than 20 years 8 Municipal, Consumer and Other ◼ $197 million portfolio as of December 31, 2022 ➢ Loans to municipalities are primarily federally tax - exempt ➢ Consumer loans include loans to individuals for consumer purposes and typically consist of small balance loans ➢ Other loans primarily include loans to nondepository financial institutions ◼ Commercial Tax - Exempt - Senior Living ➢ $38.3 million portfolio with $7.7 million average loan size ➢ Weighted average LTV of 97.4% ➢ 32.1% is rated substandard ◼ Commercial Tax - Exempt – Medical ➢ $25.4 million portfolio with $2.3 million average loan size ➢ Weighted average LTV of 37.8% ➢ No loans are rated substandard Municipalities 21% Commercial Tax - Exempt (Senior Living) 19% Commercial Tax - Exempt (Medical) 13% Consumer 6% Other 41% Farmland 62% Crops 30% Equipment finance 6% Livestock 2%

Loan Portfolio Overview: Asset Quality and Reserves Non - performing Assets/Total Assets % and Net Charge - off % Allowance for Loan Losses to Total Loans % 9 ◼ Substandard loans increased $1.4 million to $73.8 million and Pass - Watch loans increased $9.1 million to $66.9 million as of December 31, 2022 when compared to September 30, 2022 ◼ In addition to our allowance for loan losses, we had $1.5 million in credit - related discounts on acquired loans at December 31, 2022 ◼ Adopted ASU 2016 - 13 (“CECL”) on January 1, 2023 ➢ The initial allowance for credit losses and reserve for unfunded commitments together are anticipated to be approximately 25% to 50% above the existing allowance for loan loss levels 0.78 0.74 0.39 0.14 0.12 0.23 0.07 0.04 (0.01) (0.08) 2018 2019 2020 2021 2022 NPAs/ Total Assets % NCO % 0.96 1.03 1.42 0.96 0.97 2018 2019 2020 2021 2022

Securities Portfolio Overview

Overview

- Company's debt securities consist primarily of the following types of fixed income instruments:
  - Agency guaranteed MBS: MBS pass-throughs, CMOs, and CMBS
  - Municipal Bonds: weighted average NRSRO credit rating of AA/Aa2
  - Treasury, Government Agency Debentures, and SBA-backed Full Faith and Credit Debt
  - Corporate Bonds: Investment Grade Corporate and Bank Subordinated Debt
- Investment strategy focused on maximizing returns and managing the Company's asset sensitivity with high credit quality intermediate duration investments
- Company emphasizes predictable cash flows that limit faster prepayments when rates decline or extended durations when rates rise
- AOCI volatility managed through use of HTM designation for securities with higher effective duration

Key investment portfolio metrics

($000)	AFS	HTM	Total
Amortized Cost	$934,456	$541,600	$1,476,056
Fair Value	843,524	478,801	1,322,325
Unrealized Gain/(Loss)	(90,932)	(62,799)	(153,731)
Book Yield	2.09%	2.37%	2.20%
Effective Duration (Years)	3.62	5.40	4.27

Portfolio Composition



Corporate 4% Book Yield: 4.20%
U.S. Treasury 12% Book Yield: 1.38%
U.S. Gov't Agency 10% Book Yield: 2.49%
Municipal 22% Book Yield: 2.06%
Agency RMBS 21% Book Yield: 2.71%
Agency CMBS 31% Book Yield: 1.86%

Amortized Cost: $1,476mm
Book Yield: 2.20%

Financial data as of December 31, 2022

HBT Financial

10

Wealth Management Overview 11 Comprehensive Wealth Management Services ◼ Proprietary investment management solutions ◼ Financial planning ◼ Trust and estate administration 4.5 4.8 5.9 5.7 1.6 1.7 2.0 2.4 0.4 0.4 0.2 0.8 0.3 0.3 0.3 0.3 $0 $1 $2 $3 $4 $5 $6 $7 $8 $9 $10 2019 2020 2021 2022 Asset Management and Trust Services Agricultural Services - Farm Management Agricultural Services - Real Estate Brokerage Investment Brokerage $6.8 $7.2 $8.4 $9.2 Wealth Management Revenue Trends ($mm) Nearly $2.0 billion of assets under management or administration as of December 31, 2022 Agricultural Services ◼ Farm management services: Over 76,000 acres managed ◼ Real estate brokerage including auction services ◼ Farmland appraisals Total

Near - Term Outlook ◼ The below near - term outlook excludes the impact of the pending Town and Country acquisition ◼ Growth in net interest income and disciplined expense control positions the Company to achieve continued strong profitability ◼ Loan balances expected to be flat to showing modest growth in 1Q23 ➢ Loan demand remains strongest in CRE and construction although higher rates are impacting some projects’ viability which may reduce new loan production ➢ Seasonal increase in grain elevator line of credit utilization anticipated in 1Q23 ◼ Expect slowing but continued net interest income growth and NIM expansion ➢ Average loan yields are expected to benefit from variable rate loan repricing and new loan production ➢ Increasing deposit costs expected to reduce pace of NIM expansion ◼ Non - interest income should be relatively consistent with 4Q22 as unfavorable environment for wealth management and mortgage banking revenue continues ◼ Noninterest expense anticipated to increase modestly (excluding merger - related expense) in 1Q23 with annual merit increases occurring later in the quarter. ◼ Strong asset quality is expected to continue although provision expense could be more volatile under CECL which will apply in 1Q23 ◼ Stock repurchase program has been refreshed with $15 million in capacity and will be used opportunistically ◼ Town and Country’s financial results & credit quality through December 31, 2022 have been in - line with merger modeling. Integration planning is going well with the acquisition expected to close on February 1, 2023 and the core conversion expecte d to occur in April 2023 12

Our History – Long track record of organic and acquisitive growth Fred Drake named President and CEO of Heartland Bank and Trust Company and leads its entry into Bloomingt on - Normal 1992 1964 - 1982 George Drake purchases El Paso National Bank and assembles group of banks in rural communities in Central IL M.B. Drake starts bank in Central IL 1920 HBT Financial, Inc. incorporates as a multi - bank holding company owning three banks 1982 1997 All five banks owned by HBT Financial, Inc. merge into Heartland Bank and Trust Company Wave of FDIC - assisted and strategic acquisitions, including expansion into the Chicago MSA 2010 - 2015 Acquisition of Lincoln S.B. Corp (State Bank of Lincoln) 2018 1 Company crosses $1bn in assets 2007 1999 - 2008 Entry into several new markets in Central IL through de novo branches and acquisitions 1 Although the Lincoln S.B. Corp transaction is identified as an acquisition above, the transaction was accounted for as a chan ge of reporting entity due to its common control with the Company 2019 Completion of IPO in October 13 2020 Merger of State Bank of Lincoln into Heartland Bank and Trust Company 20 21 Entry i nto Iowa with NXT Bank acquisition 2022 Announced acquisition of Town and Country Financial Corporation

◼ As of September 30, 2022, Town and Country had $896 million in assets, $654 million in loans, and $741 million in deposits ◼ Anticipated EPS accretion of 17% in first full year with cost savings (excluding transaction expenses and assuming transaction closes in first quarter of 2023) ◼ Short TBV dilution earnback period of 2 years (crossover method) ◼ Adds low - cost deposit base (cost of deposits of 15 bps during 3Q22 YTD) Town and Country Financial Corporation Merger Overview Key Highlights and Strategic Rationale ◼ Expands HBT’s Illinois footprint while adding exposure to higher growth St. Louis MSA with presence in St. Louis Metro East market ◼ Adds high performing, highly compatible commercial banking franchise with relationship - based approach, strong credit culture and attractive deposit base ◼ Provides opportunities to expand customer relationships with broader range of products and services and greater ability to meet larger borrowing needs ◼ Leverages HBT’s excess capital and integration expertise to enhance franchise value and improve ability to generate profitable growth in the future Expected Financial Impact Pro Forma Franchise Footprint 14 Full - Service Branches TWCF (10) HBT (58)

Our Markets Full - service branch locations Chicago MSA 34% Iowa 4% Mid - sized Illinois markets 62% Deposits Chicago MSA 49% Iowa 12% Mid - sized Illinois markets 39% Chicago MSA 31% Iowa 7% Mid - sized Illinois markets 62% $2.6bn $3.6bn 58 locations 15 Illinois branches outside of the Chicago MSA Illinois branches in the Chicago MSA Iowa branches Full - service Branches Loans Source: S&P Global Market Intelligence; Financial data as of December 31, 2022

Business Strategy

Small enough to know you, big enough to serve you

Preserve strong ties to our communities

- Drake family involved in Central IL banking since 1920
- Management lives and works in our communities
- Community banking and relationship-based approach stems from adherence to our Midwestern values
- Committed to providing products and services to support the unique needs of our customer base
- Nearly all loans originated to borrowers domiciled within 60 miles of a branch

Deploy excess deposit funding into loan growth opportunities

- Highly defensible market position (Top 2 deposit market share rank in 6 of 7 largest core mid-sized markets in Central Illinois[1]) that contributes to our strong core deposit base and funding advantage
- Continue to deploy our excess deposit funding (73% loan-to-deposit ratio as of 4Q22) into attractive loan opportunities in larger, more diversified markets
- Efficient decision-making process provides a competitive advantage over the larger and more bureaucratic money center and super regional financial institutions that compete in our markets

Maintain a prudent approach to credit underwriting

- Robust underwriting standards will continue to be a hallmark of the Company
- Maintained sound credit quality and minimal originated problem asset levels during the Great Recession
- Diversified loan portfolio primarily within footprint
- Underwriting continues to be a strength as evidenced by only 4bps NCOs / loans during 2020, (1)bp during 2021, and (8)bps during 2022

Pursue strategic acquisitions and sustain strong profitability

- Positioned to be the acquirer of choice for many potential partners in and adjacent to our existing markets
- Successful integration of 8 community bank acquisitions in the last 13 years
- Chicago MSA, in particular, has ~100 banking institutions with less than $1bn in assets
- 1.43% ROAA[2] and 3.23% NIM[3] during 2021; 1.42% ROAA[2] and 3.60% NIM[3] during 2022
- Highly profitable through the Great Recession

[1] Core mid-sized markets in Central Illinois defined as Illinois markets outside of the Chicago metropolitan statistical area; leading deposit share defined as top three deposit share rank; [2] Metrics based on adjusted net income, which is a non-GAAP metric; for reconciliation with GAAP metrics, see "Non-GAAP reconciliations" in Appendix; [3] Metrics presented on tax equivalent basis; for reconciliation with GAAP metric, see "Non-GAAP reconciliations" in Appendix.

HBT Financial

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Experienced executive management team with deep community ties Fred L. Drake Chairman and CEO 39 years with Company 42 years in industry J. Lance Carter President and Chief Operating Officer 21 years with Company 29 years in industry Lawrence J. Horvath Chief Lending Officer 12 years with Company 37 years in industry Mark W. Scheirer Chief Credit Officer 11 years with Company 30 years in industry Andrea E. Zurkamer Chief Risk Officer 9 years with Company 22 years in industry Diane H. Lanier Chief Retail Officer 25 years with Company 37 years in industry 17 Peter Chapman Chief Financial Officer Joined HBT in Oct. 2022 29 years in industry

Talented Board of Directors with deep financial services industry experience



Fred L. Drake
Chairman

- Director since 1984
- CEO of HBT Financial
- **39** years with Company
- **42** years in industry



J. Lance Carter
Director

- Director since 2011
- President and COO of HBT Financial
- **21** years with Company
- **29** years in industry



Patrick F. Busch
Director

- Director since 1998
- Vice Chairman of Heartland Bank
- **27** years with Company
- **44** years in industry



Roger A. Baker
Director

- Director since 2022
- Former Chairman and President of NXT Bancorporation
- Owner, Sinclair Elevator, Inc.
- **15** years in industry



Dr. C. Alvin Bowman
Director

- Director since 2019
- Former President of Illinois State University
- **36** years in higher education



Eric E. Burwell
Director

- Director since 2005
- Owner, Burwell Management Company
- Invests in a variety of real estate, private equity, venture capital and liquid investments



Allen C. Drake
Director

- Director since 1981
- Retired EVP with **27** years of experience at Company
- Formerly responsible for Company's lending, administration, technology, personnel, accounting, trust and strategic planning



Linda J. Koch
Director

- Director since 2020
- Former President and CEO of the Illinois Bankers Association
- **36** years in industry



Gerald E. Pfeiffer
Director

- Director since 2019
- Former Partner at CliftonLarsonAllen LLP with **46** years of industry experience
- Former CFO of Bridgeview Bancorp

HBT Financial

18

Investment Highlights 4 1 2 3 5 Track record of successfully integrating acquisitions Consistent performance through cycles Leading deposit share in mid - sized markets provides funding for stronger loan demand in higher growth areas Stable, low - cost deposit base well - positioned for rising rates Prudent risk management 19

Consistent performance through cycles… Drivers of profitability Pre - tax return on average assets (%) 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 2.00% 2.25% 2.50% 2.75% 3.00% 2006 2007 2008 2009 2010 2011¹ 2012¹ 2013¹ 2014 2015 2016 2017 2018 2019 2020 2021 Source: S&P Global Market Intelligence; For 2006 through June 30, 2012, the Company’s pre - tax ROAA does not include Lincoln S.B. Corp. and its subsidiaries; 1 Non - GAAP financial measure; HBT pre - tax ROAA adjusted to exclude the following significant non - recurring items in the following years: 2011: $25.4 million barga in purchase gains; 2012: $11.4 million bargain purchase gains, $9.7 million net realized gain on securities, and $6.7 million net positive adjustments on FDIC indemnification asset and true - up liability; 2013: $9.1 million net realized loss on securities and $6.9 million net loss related to the sale of branches; 2 Represents 23 high performing major exchange - traded banks headquartered in the Midwest with $2 - 10bn in assets and a 2021 core re turn on average assets above 1.0% Strong, low - cost deposits supported by our leading market share in core mid - sized markets 1 Relationship - based business model that has allowed us to cultivate and underwrite attractively priced loans A robust credit risk management framework to prudently manage credit quality Diversified sources of fee income, including in wealth management 4 Company Adjusted 1 Company High Performing Peer Median 2 Consistent outperformance, even during periods of broad economic stress 1 2 3 20

1 . . . drives compelling tangible book value growth

Tangible book value per share over time ($ per share)[1]


Changes in AOCI have reduced TBVPS by $2.54 in 2022
TBVPS CAGR[1]: 12.0%
TBVPS CAGR[1]: 4.3%
4.69
5.38
6.10
6.91
10.15
12.56
12.93
14.72
15.33
16.25
16.23
17.27
17.80
(7.26)
10.54
11.12
12.29
13.13
12.08
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
3Q19
IPO Dilution[2]
3Q19 IPO Adjusted[2]
2019
2020
2021
2022

Cumulative effect of dividends paid ($ per share)[3]


0.20
0.40
0.60
0.79
1.53
1.77
2.02
2.36
3.21
5.01
5.88
7.83
0.60
1.20
1.84
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
3Q19
2019
2020
2021
2022

[1] For reconciliation with GAAP metric, see "Non-GAAP reconciliations" in Appendix; [2] In 2019, HBT Financial issued and sold 9,429,794 shares of common stock at a price of $16 per share. Total proceeds received by the Company, net of offering costs, were $138.5 million and were used to substantially fund a $170 million special dividend to stockholders of record prior to the initial public offering. Amount reflects dilution per share attributable to newly issued shares in initial public offering and special dividend payment. For reconciliation with GAAP metric, see "Non-GAAP reconciliations"; [3] Excludes dividends paid to S Corp shareholders for estimated tax liability prior to conversion to C Corp status on October 11, 2019. Excludes $170 million special dividend funded primarily from IPO proceeds. For reconciliation with GAAP metric, see "Non-GAAP reconciliations" in Appendix.

HBT Financial

21

2 Leading deposit share in mid-sized markets provides funding for stronger loan demand in higher growth areas

Leading Deposit Market Position

- Top 2 deposit share rank in 6 of 7 largest core mid-sized markets in Central Illinois[1]

Company market share by county

County	4Q22 Deposits ($mm)	Full-Service Branches	Market share[2]	Rank[2]
McLean	$661	9	16.1%	2
DeKalb	411	6	13.8%	4
Tazewell	265	5	7.2%	2
Cook	260	2	0.1%	52
Bureau	248	3	20.6%	1
Woodford	243	5	26.0%	2
De Witt	197	3	40.9%	1
Logan	180	2	30.3%	1
Other Counties	1,122	23		

Shaded counties denote Company's top mid-sized markets by deposit share

Loan Growth Opportunities

Chicago MSA

- Entered market in 2011 with acquisition of Western Springs National Bank
- In-market disruption from recent bank M&A in Chicago MSA has provided attractive source of local talent
- Scale and diversity of Chicago MSA provides continued growth opportunities, both in lending and deposits
- Loan growth in Chicago MSA spread across a variety of commercial asset classes, including multifamily, mixed use, industrial, retail, and office

Central Illinois

- Deep-rooted market presence expanded through several acquisitions since 2007
- Central Illinois markets have been resilient during previous economic downturns

Iowa

- Entered market in 2021 with acquisition of NXT Bancorporation, Inc.
- Continued opportunity to accelerate loan growth in Iowa thanks to HBT's larger lending limit and ability to add to talented banking team

[1] Core mid-sized markets in Central Illinois defined as Illinois markets outside of the Chicago metropolitan statistical area; leading deposit share defined as top three deposit share rank; [2] Source: S&P Capital IQ, data as of June 30, 2022

HBT Financial

22

0.17 0.21 0.29 0.14 0.07 0.06 0.32 0.56 0.83 0.46 0.19 0.20 2017 2018 2019 2020 2021 3Q22 YTD* HBT High Performing Peers Stable, low - cost deposit base well - positioned for rising rates Cost of deposits (%) remains consistently below peers Source: S&P Global Market Intelligence Note: 1 Represents median of 23 high performing major exchange - traded banks headquartered in the Midwest with $2 - 10bn in assets and a 2 021 core return on average assets above 1.0%; * Annualized measure. 1 3 23 With a lower deposit beta than peers during the last interest rate tightening cycle 0.00 0.50 1.00 1.50 2.00 2.50 0.0 0.2 0.4 0.6 0.8 1.0 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 HBT Cost of Deposits % (left axis) High Performing Peers Median Cost of Deposits % (left axis) Fed Funds Rate % (right axis) Deposit beta (4Q16 – 1Q19): HBT = 7.7%, High Performing Peers = 28.0%

Track record of successfully integrating acquisitions BankPlus Morton, IL $231mm deposits 2007 2012 Bank of Illinois Normal, IL FDIC - assisted $176mm deposits Western Springs National Bank Western Springs, IL FDIC - assisted $184mm deposits 2011 Citizens First National Bank Princeton, IL FDIC - assisted $808mm deposits 2018 Farmer City State Bank Farmer City, IL $70mm deposits 2015 2010 Bank of Shorewood Shorewood, IL FDIC - assisted $105mm deposits National Bancorp, Inc. (American Midwest Bank) Schaumburg, IL $447mm deposits Lincoln S.B. Corp (State Bank of Lincoln) 1 Lincoln, IL $357mm deposits 1 Although the Lincoln Acquisition is identified as an acquisition in the above table, the transaction was accounted for as a c ha nge of reporting entity due to its common control with Company; 2 Total deposits as of September 30, 2022 24 2021 NXT Bancorporation, Inc. (NXT Bank) Central City, IA $181mm deposits Announced Town and Country Financial Corporation (Town and Country Bank) Springfield, IL $741mm deposits² 2022 4

5 Prudent risk management

Comprehensive Enterprise Risk Management

Strategy and Risk Management

- Majority of directors are independent, with varied experiences and backgrounds
- Board of directors has an established Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and an Enterprise Risk Management (ERM) Committee
- ERM program embodies the "three lines of defense" model and promotes business line risk ownership.
- Independent and robust internal audit structure, reporting directly to our Audit Committee
- Strong compliance culture and compliance management system
- Code of Ethics and other governance documents are available at ir.hbtfinancial.com

Data Security & Privacy

- Robust data security program, and under our privacy policy, we do not sell or share customer information with non-affiliated entities.
- Formal company-wide business continuity plan covering all departments, as well as a cybersecurity program that includes internal and outsourced, independent testing of our systems and employees

Disciplined Credit Risk Management

- Risk management culture instilled by management
- Well-diversified loan portfolio across commercial, regulatory CRE, and residential
- Primarily originated across in-footprint borrowers
- Centralized credit underwriting group that evaluates all exposures over $750,000 to ensure uniform application of policies and procedures
- Conservative credit culture, strong underwriting criteria, and regular loan portfolio monitoring
- Robust internal loan review process annually reviews more than 40% of loan commitments.

Historical net charge-offs (%)



NCOs / Loans %
0.23
0.07
0.04
(0.01)
(0.08)
2018
2019
2020
2021
2022

HBT Financial

25

Appendix 26

Non-GAAP Reconciliations

Adjusted net income and adjusted ROAA

($000)	2019	2020	2021	2022
Net income	$66,865	$36,845	$56,271	$60,473
C-Corp equivalent adjustment [1]	(13,493)	--	--	--
C-Corp equivalent net income [1]	$53,372	$36,845	$56,271	$60,473
Adjustments:				
Acquisition expenses	--	--	(1,416)	(1,092)
Branch closure expenses	--	--	(748)	--
Charges related to termination of certain employee benefit plans	(3,796)	(1,457)	--	--
Gains (losses) on sale of closed branch premises	--	--	--	141
Net earnings (losses) from closed or sold operations, including gains on sale [2]	524	--	--	--
Mortgage servicing rights fair value adjustment	(2,400)	(2,584)	1,690	2,153
Total adjustments	(5,672)	(4,041)	(474)	1,202
Tax effect of adjustments	1,617	1,152	(95)	(551)
Less adjustments after tax effect	(4,055)	(2,889)	(569)	651
Adjusted net income	**$57,427**	**$39,734**	**$56,840**	**$59,822**
Average assets	$3,233,386	$3,447,500	$3,980,538	$4,269,848
Return on average assets	2.07%	1.07%	1.41%	1.42%
C Corp equivalent return on average assets	1.65%	N/A	N/A	N/A
Adjusted return on average assets	**1.78%**	**1.15%**	**1.43%**	**1.40%**

[1] Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent provision for income tax for such year. No such adjustment is necessary for periods subsequent to 2019; [2] Closed or sold operations include HB Credit Company, HBT Insurance, and First Community Title Services, Inc.

HBT Financial

27

Non - GAAP Reconciliations (cont’d) ROATCE, adjusted return on average stockholders’ equity, and adjusted ROATCE ($000) 2019 2020 2021 2022 Total stockholders’ equity $341,544 $350,703 $380,080 $383,317 Less: goodwill (23,620) (23,620) (25,057) (29,322) Less: core deposit intangible assets (4,748) (3,436) (2,333) (1,480) Average tangible common equity $313,176 $323,647 $352,690 $352,515 Net income $66,865 $36,845 $56,271 $60,473 C Corp equivalent net income 1 53,372 N/A N/A N/A Adjusted net income 57,427 39,734 56,840 59,822 Return on average stockholders’ equity 19.58% 10.51% 14.81% 15.78% Return on average tangible common equity 21.35% 11.38% 15.95% 17.15% C Corp equivalent return on average stockholders’ equity 1 15.63% N/A N/A N/A C Corp equivalent return on average tangible common equity 1 17.04% N/A N/A N/A Adjusted return on average stockholders’ equity 16.81% 11.33% 14.95% 15.61% Adjusted return on average tangible common equity 18.34% 12.28% 16.12% 16.97% * Annualized measure; 1 Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent provision for income ta x for such year. No such adjustment is necessary for periods subsequent to 2019. 28

Non-GAAP Reconciliations (cont'd)

Net interest income (tax-equivalent basis)

($000)	2018	2019	2020	2021	2022
Net interest income	$129,442	$133,800	$117,605	$122,403	$145,874
Tax equivalent adjustment	2,661	2,309	1,943	2,028	2,499
Net interest income (tax-equivalent basis)	**$132,103**	**$136,109**	**$119,548**	**$124,431**	**$148,373**
Average interest-earnings assets	$3,109,289	$3,105,863	$3,318,764	$3,846,473	$4,118,124

Net interest margin (tax-equivalent basis)

(%)	2018	2019	2020	2021	2022
Net interest margin	4.16%	4.31%	3.54%	3.18%	3.54%
Tax equivalent adjustment	0.09%	0.07%	0.06%	0.05%	0.06%
Net interest margin (tax-equivalent basis)	**4.25%**	**4.38%**	**3.60%**	**3.23%**	**3.60%**

Net interest income (tax-equivalent basis)

($000)	4Q21	1Q22	2Q22	3Q22	4Q22
Net interest income	$32,859	$31,928	$34,373	$37,390	$42,183
Tax equivalent adjustment	514	529	598	674	698
Net interest income (tax-equivalent basis)	**$33,373**	**$32,457**	**$34,971**	**$38,064**	**$42,881**
Average interest-earnings assets	$4,115,247	$4,201,793	$4,133,448	$4,059,978	$4,079,261

Net interest margin (tax-equivalent basis)

(%)	4Q21	1Q22	2Q22	3Q22	4Q22
Net interest margin	3.17%*	3.08%*	3.34%*	3.65%*	4.10%*
Tax equivalent adjustment	0.05%*	0.05%*	0.05%*	0.07%*	0.07%*
Net interest margin (tax-equivalent basis)	**3.22%***	**3.13%***	**3.39%***	**3.72%***	**4.17%***

* Annualized measure.

HBT Financial

29

Non - GAAP Reconciliations (cont’d) Efficiency ratio (tax - equivalent basis) ($000) 2019 2020 2021 2022 Total noninterest expense $91,026 $91,956 $91,246 $99,507 Less: amortization of intangible assets (1,423) (1,232) (1,054) (873) Adjusted noninterest expense $89,603 $90,724 $90,192 $98,634 Net interest income $133,800 $117,605 $122,403 $145,874 Total noninterest income 32,751 34,456 37,328 34,717 Operating revenue 166,551 152,061 159,731 180,591 Tax - equivalent adjustment 2,309 1,943 2,028 2,499 Operating revenue (tax - equivalent basis) $168,860 $154,004 $161,759 $183,090 Efficiency ratio 53.80% 59.66% 56.46% 54.62% Efficiency ratio (tax - equivalent basis) 53.06% 58.91% 55.76% 53.87%

Non - GAAP Reconciliations (cont’d) Tangible book value per share and cumulative effect of dividends (2007 to 3Q19) ($mm) 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 3Q19 Tangible book value per share Total equity $109 $120 $130 $143 $197 $262 $257 $287 $311 $326 $324 $340 $349 Less goodwill (23) (23) (23) (23) (23) (23) (12) (12) (24) (24) (24) (24) (24) Less core deposit intangible (9) (9) (7) (7) (7) (15) (11) (9) (11) (9) (7) (5) (4) Tangible common equity $77 $88 $99 $113 $167 $224 $233 $265 $276 $294 $293 $311 $321 Shares outstanding (mm) 16.47 16.28 16.30 16.33 16.45 17.84 18.03 18.03 18.02 18.07 18.07 18.03 18.03 Book value per share $6.65 $7.36 $7.95 $8.73 $12.00 $14.68 $14.23 $15.92 $17.26 $18.05 $17.92 $18.88 $19.36 Tangible book value per share $4.69 $5.38 $6.10 $6.91 $10.15 $12.56 $12.93 $14.72 $15.33 $16.25 $16.23 $17.27 $17.80 TBVPS CAGR (%) 12.0% Cumulative effect of dividends per share Cumulative regular dividends $ -- $3 $7 $10 $13 $17 $22 $26 $33 $38 $46 $54 $62 Cumulative special dividends -- -- -- -- -- 10 10 10 10 20 45 52 79 Cumulative effect of dividends $ -- $3 $7 $10 $13 $27 $32 $36 $43 $58 $91 $106 $141 Shares outstanding (mm) 16.47 16.28 16.30 16.33 16.45 17.84 18.03 18.03 18.02 18.07 18.07 18.03 18.03 Cumulative effect of dividends per share $ -- $0.20 $0.40 $0.60 $0.79 $1.53 $1.77 $2.02 $2.36 $3.21 $5.01 $5.88 $7.83 31

Non - GAAP Reconciliations (cont’d) IPO adjusted tangible book value per share ($mm) IPO Adjusted 3Q19 2019 2020 2021 2022 Tangible book value per share Total equity $333 $364 $412 $378 Less goodwill (24) (24) (29) (29) Less core deposit intangible (4) (3) (2) (1) Tangible common equity $305 $338 $381 $347 Shares outstanding (mm) 27.46 27.46 28.99 28.75 Book value per share $12.12 $13.25 $14.21 $13.13 Tangible book value per share $10.54 $11.12 $12.29 $13.13 $12.08 TBVPS CAGR (%) 4.3% Tangible book value per share (IPO adjusted 3Q19 to 3Q22) ($000) 3Q19 Tangible common equity Total equity $348,936 Less goodwill (23,620) Less core deposit intangible (4,366) Tangible common equity 320,950 Net proceeds from initial public offering 138,493 Use of proceeds from initial public offering (special dividend) (169,999) IPO adjusted tangible common equity $289,444 Shares outstanding 18,027,512 New shares issued during initial public offering 9,429,794 Shares outstanding, following the initial public offering 27,457,306 Tangible book value per share $17.80 Dilution per share attributable to new investors and special dividend payment (7.26) IPO adjusted tangible book value per share $10.54 32

Non - GAAP Reconciliations (cont’d) ($000) 2019 2020 2021 2022 Tangible common equity Total equity $332,918 $363,917 $411,881 $377,649 Less goodwill (23,620) (23,620) (29,322) (29,322) Less core deposit intangible (4,030) (2,798) (1,943) (1,070) Tangible common equity $305,268 $337,499 $380,616 $347,257 Tangible assets Total assets $3,245,103 $3,666,567 $4,314,254 $4,277,751 Less goodwill (23,620) (23,620) (29,322) (29,322) Less core deposit intangible (4,030) (2,798) (1,943) (1,070) Tangible assets $3,217,453 $3,640,149 $4,282,989 $4,247,359 Total stockholders’ equity to total assets 10.26% 9.93% 9.55% 8.83% Tangible common equity to tangible assets 9.49% 9.27% 8.89% 8.18% Tangible common equity to tangible assets 33

Non - GAAP Reconciliations (cont’d) ($000) 2019 2020 2021 2022 Total deposits $2,776,855 $3,130,534 $3,738,185 $3,587,024 Less time deposits of $250,000 or more (44,754) (26,687) (59,512) (27,158) Less brokered deposits -- -- (4,238) -- Core deposits $2,732,101 $3,103,847 $3,674,435 $3,559,866 Core deposits to total deposits 98.39% 99.15% 98.29% 99.24% Core deposits 34

HBT Financial, Inc.